UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2019

 XYLEM INC.
(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 International Drive Rye Brook, New York	10573
(Address of principal executive offices)	(Zip Code)
(914) 323-5700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February, 21, 2019, the Board of Directors of Xylem Inc. (the "Company") appointed Geri McShane as Vice President, Controller and Chief Accounting Officer of the Company, effective March 1, 2019. In this role, Ms. McShane will serve as the Company's principal accounting officer. Ms. McShane, 45, is a certified public accountant with 25 years of accounting and finance experience. Most recently, she served as the Company's Controller, Accounting and Reporting. Prior to joining Xylem in 2011, she held a number of increasingly responsible positions at several publicly-traded companies including ITT Corporation, The Thomson Corporation and Metromedia Fiber Network, Inc., and also spent several years with Ernst & Young, LLP as an auditor.

Effective March, 1, 2019, Paul Stellato will step down from his role as Vice President, Controller and Chief Accounting Officer to move into a different role within the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.
Date: February 25, 2019	By:	/s/ E. Mark Rajkowski
E. Mark Rajkowski
SVP, Chief Financial Officer